As filed with the Securities and Exchange Commission on November 5, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLUOR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6700 LAS COLINAS BOULEVARD IRVING, TEXAS 75039 (Address of Principal Executive Offices Including Zip Code)	33-0927079 (I.R.S. Employer Identification No.)

EXECUTIVE OFFICER INDUCEMENT AWARDS

(Full Title of the Plan)

John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary Fluor Corporation 6700 Las Colinas Boulevard Irving, Texas 75039

(Name and Address of Agent For Service)

(469) 398-7000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock issuable under employee stock options	276,360	$16.55	(1)	$4,573,758	(1)	$423.99
Common Stock subject to restricted stock units	151,060	$19.42	(2)	$2,933,585	(2)	$271.94

(1)	Calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the price at which the options to purchase the shares of common stock, par value $0.01 per share (the “Common Stock”), of Fluor Corporation may be exercised.

(2)	Calculated pursuant to Rules 457(c) and 457(h)(1) of the Securities Act on the basis of the average of the high and low sales prices of the Common Stock of Fluor Corporation on October 29, 2021, as reported on the New York Stock Exchange, which was $19.42.

INTRODUCTION

As announced by Fluor Corporation, a Delaware corporation (the “Company” or the “Registrant”), in a press release dated November 2, 2020, the Company granted employment inducement awards to Mr. David E. Constable in connection with appointing Mr. Constable to serve as the Company’s Chief Executive Officer (“CEO”). The inducement awards consist of: (1) 276,360 shares of Common Stock subject to performance-contingent stock options and (2) 151,060 shares of Common Stock subject to restricted stock units. This Registration Statement on Form S-8 is filed by the Company to register the offer and sale of: (1) the 276,360 shares of Common Stock issuable under the performance-contingent stock options and (2) the 151,060 shares of Common Stock subject to restricted stock units issued as a material inducement to Mr. Constable’s hiring as CEO of the Registrant, and approved by the Company’s Board of Directors in reliance on the employment inducement exemption under the New York Stock Exchange’s Listed Company Manual Rule 303A.08.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities” as defined in General Instruction C to Form S-8, by Mr. Constable, the Registrant’s CEO (the “Selling Stockholder”), for his own account. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8 with respect to the 276,360 shares of Common Stock issuable pursuant to the performance-contingent stock options granted to Mr. Constable.

REOFFER PROSPECTUS

151,060 SHARES

FLUOR CORPORATION

COMMON STOCK

This prospectus relates to 151,060 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of Fluor Corporation (“we,” “us,” “our” or the “Company”) which may be offered from time to time by David E. Constable, the Company’s Chief Executive Officer (the “Selling Stockholder”), for his own account. We will not receive any proceeds from any sale of Common Stock offered pursuant to this prospectus.

The Selling Stockholder may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholder may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholder may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”

Our Common Stock is quoted on the New York Stock Exchange under the symbol “FLR.” On November 4, 2021, the closing price of our Common Stock was $20.29.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is November 5, 2021

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

Fluor Corporation is a holding company that owns the stock of a number of subsidiaries, as well as interests in joint ventures. Acting through these entities, we are one of the largest professional services firms that provides engineering, procurement, construction, fabrication and modularization, commissioning and maintenance, as well as project management services, on a global basis. We provide integrated solutions for our clients in a diverse set of industries worldwide including oil and gas, chemicals and petrochemicals, mining and metals, transportation, power, life sciences and advanced manufacturing. We also provide services to the U.S. federal government and governments abroad; and, we perform operations, maintenance and asset integrity activities globally for major industrial clients.

Fluor Corporation was incorporated in Delaware in September 2000 prior to a reverse spin-off transaction. However, through our predecessors, we have been in business for over a century. Our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000, and our website is www.fluor.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. Our website address is included in this prospectus as an inactive textual reference only.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements (including without limitation statements to the effect that the Company or its management “will,” “believes,” “expects,” “plans,” “continue,” is “positioned” or other similar expressions). These forward-looking statements, including statements relating to strategic and operation plans, future growth, backlog, earnings and the outlook for the Company’s business, projected cash balances and liquidity are based on current management expectations and involve risks and uncertainties.

Actual results may differ materially as a result of a number of factors, including, among other things, the severity and duration of the COVID-19 pandemic and actions by governments, businesses and individuals in response to the pandemic; the cyclical nature of many of the markets the Company serve and our clients’ vulnerability to downturns, which may result in decreased capital investment or expenditures and reduced demand for our services; our failure to receive anticipated new contract awards and the related impact on revenue, earnings, staffing levels and cost; failure to accurately estimate the cost and schedule for our contracts, resulting in cost overruns or liabilities, including those related to project delays and those caused by the performance of our clients, subcontractors, suppliers and joint venture or teaming partners; intense competition in the global EPC industry, which can place downward pressure on our contract prices and profit margins and may increase our contractual risks; failure of our joint venture partners to perform their venture obligations, which could impact the success of those ventures and impose additional financial and performance obligations on us, resulting in reduced profits or losses; cyber-security breaches of our systems and information technology; civil unrest, security issues, labor conditions and other unforeseeable events in the countries in which we do business, resulting in unanticipated losses; project cancellations, scope adjustments or deferrals, or foreign currency fluctuations, that could reduce the amount of our backlog and the revenue and profits that we earn; inability to maintain safe work sites; repercussions of events beyond our control, such as severe weather conditions, natural disasters, pandemics, political crises or other catastrophic events, that may significantly affect operations, result in higher cost or subject the company to liability claims by our clients; differences between our actual results and the assumptions and estimates used to prepare our financial statements; client delays or defaults in making payments; failure of our suppliers or subcontractors to provide supplies or services at the agreed-upon levels or times; uncertainties, restrictions and regulations impacting our government contracts; the inability to hire and retain qualified personnel; the potential impact of changes in tax laws and other tax matters including, but not limited to, those from foreign operations, the realizability of our deferred tax assets and the ongoing audits by tax authorities; possible systems and information technology interruptions; the impact of anti-bribery and international trade laws and regulations; our ability to secure appropriate insurance; the failure to be adequately indemnified for our nuclear services; the loss of business from one or more significant clients; the failure to adequately protect intellectual property rights; impairments to goodwill, investments, deferred tax assets or other intangible assets; the availability of credit and restrictions imposed by credit facilities, both for us and our clients, suppliers, subcontractors or other partners; possible limitations of bonding or letter of credit capacity; failure to obtain favorable results in existing or future litigation, regulatory proceedings or dispute resolution proceedings (including claims for indemnification), or claims against project owners, subcontractors or suppliers; failure of our employees, agents or partners to comply with laws, which could result in harm to our reputation and reduced profits or losses; the impact of new or changing legal requirements, as well as past and future environmental, health and safety regulations including climate change regulations; failure to successfully implement our strategic and operational initiatives; the risks associated with acquisitions, dispositions or other investments, including the failure to successfully integrate acquired businesses; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included under the heading “Risk Factors” in Item 1A in the Company’s Annual Report on Form 10-K filed on February 26, 2021 (which is incorporated into this prospectus and any applicable prospectus supplement by reference) and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Updated discussions of such risks and uncertainties may be included in our Quarterly Reports and Annual Reports for subsequent periods. See “Where You Can Find More Information.” In addition, please see the risk factors described in any applicable prospectus supplement. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.

All forward-looking statements in this prospectus and the documents incorporated by reference herein apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated herein by reference, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and any risk factors set forth in our other filings that we make with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Stockholder. We will not receive any of the proceeds from any sale of shares by the Selling Stockholder.

SELLING STOCKHOLDER

The Common Stock being registered by this prospectus consists of 151,060 Shares that are subject to restricted stock units held by the Selling Stockholder as of the date of this reoffer prospectus and issued to the Selling Stockholder pursuant to an award agreement by and between the Company and the Selling Stockholder. The award was granted to the Selling Stockholder as a material inducement to the Selling Stockholder’s hiring as CEO of the Company, and was approved by our Board of Directors in reliance on the employment inducement exemption under the New York Stock Exchange’s Listed Company Manual Rule 303A.08.

We are registering these Shares to permit the Selling Stockholder to resell these Shares when he deems appropriate. The Selling Stockholder may resell all, a portion, or none of the Shares, at any time and from time to time following vesting and settlement of the restricted stock units. The Selling Stockholder may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Stockholder may offer the Shares of Common Stock for sale under this prospectus. The following table sets forth: (i) the number and percentage of shares of our Common Stock that the Selling Stockholder beneficially owned as of October 1, 2021 prior to the offering for resale of the shares under this prospectus; (ii) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and (iii) the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the Selling Stockholder).

Number of Shares Beneficially Owned Prior to Offering		Number of Shares Being	Number of Shares Beneficially Owned After the Offering (1)
Number	Percent	Offered	Number	Percent
347,108	*	151,060	196,048	*

* Less than 1%

(1)	Assumes that all of the Shares held by the Selling Stockholder and being offered under this prospectus are sold, and that the Selling Stockholder will not acquire additional common shares before the completion of this offering.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholder to offer for sale and sell all or a portion of his shares acquired in connection with the provision of services to the Company. The Selling Stockholder may sell the Shares of Common Stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholder can presently estimate the amount of this compensation.

The Common Stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Company’s common stock may be then-listed.

The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Common Stock less discounts and commissions, if any. The Selling Stockholder reserve the right to accept and, together with his agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Stockholder.

The Selling Stockholder and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.

The Shares to be offered or resold by means of this reoffer prospectus by the Selling Stockholder may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act; provided, however, that such limitation will no longer be applicable when the Company satisfies the registrant requirements for use of Form S-3. In addition, any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Stockholder will sell any or all of the securities offered by him hereby.

LEGAL MATTERS

We are being represented by Gibson, Dunn & Crutcher LLP, who will pass upon the validity of the Shares being offered by this prospectus.

EXPERTS

The consolidated financial statements of Fluor Corporation appearing in the Fluor Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Fluor Corporation’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 7, 2021 and as amended by Amendment No. 1 to Form 10-Q, filed with the Commission on May 7, 2021, August 6, 2021 and November 5, 2021, respectively;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on January 21, 2021, February 25, 2021, March 31, 2021, May 11, 2021, May 18, 2021, May 24, 2021, August 31, 2021 and September 15, 2021; and

4.	The description of our Common Stock contained in Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021, together with any amendment or report filed with the Commission for the purpose of updating such description.

We are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Common Stock.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Fluor Corporation
6700 Las Colinas Boulevard

Irving, Texas 75039

(469) 398-7000

Attn: John R. Reynolds

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission, are incorporated by reference into this Registration Statement and shall be deemed a part hereof:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021;

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the Commission on May 7, 2021 and as amended by Amendment No. 1 to Form 10-Q, filed with the Commission on May 7, 2021, August 6, 2021 and November 5, 2021, respectively;

(3)	The Company’s Current Reports on Form 8-K, filed with the Commission on January 21, 2021, February 25, 2021, March 31, 2021, May 11, 2021, May 18, 2021, May 24, 2021, August 31, 2021 and September 15, 2021; and

(4)	The description of our Common Stock contained in Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Article Thirteenth of the Company’s Amended and Restated Certificate of Incorporation provides that, to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article Thirteenth shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article Fourteenth of the Company’s Amended and Restated Certificate of Incorporation provides that the Company may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors.

In addition, the Company has entered into an indemnification agreement with each of its directors and executive officers. The agreement confirms the obligations of the Company to indemnify the indemnified parties to the fullest extent authorized by the DGCL. The agreement also provides that the Company will advance, if requested by an indemnified person, any and all expenses incurred in connection with a proceeding, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law. The Company further agrees that its obligations under the agreement continue after the indemnified party is no longer serving the Company with respect to claims based on the indemnified party’s service at the Company.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See exhibits listed under the Exhibit Index below.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on May 8, 2012.

4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on February 9, 2016.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP).

24.1*	Power of Attorney.

99.1	Option Agreement, dated December 23, 2020, between the Registrant and David E. Constable, incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021.

99.2	Restricted Stock Unit Agreement, dated December 23, 2020, between the Registrant and David E. Constable, incorporated by reference to Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021.

* Filed herewith.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 5, 2021.

FLUOR CORPORATION

By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Director (Principal Executive Officer)	November 5, 2021
David E. Constable

*	Executive Vice President, Chief Financial Officer	November 5, 2021
Joseph L. Brennan	(Principal Financial Officer)

*	Executive Vice President, Controller and Chief Accounting Officer	November 5, 2021
John C. Regan	(Principal Accounting Officer)

*	Executive Chairman	November 5, 2021
Alan L. Boeckmann

*	Director	November 5, 2021
Alan M. Bennett

*	Director	November 5, 2021
Rosemary T. Berkery

*	Director	November 5, 2021
H. Paulett Eberhart

*	Director	November 5, 2021
James T. Hackett

*	Director	November 5, 2021
Thomas C. Leppert

*	Director	November 5, 2021
Teri P. McClure

*	Director	November 5, 2021
Armando J. Olivera

*	Director	November 5, 2021
Matthew K. Rose

*       The undersigned, by signing his name hereto, does hereby sign and execute this Registration Statement pursuant to the powers of attorney executed by the above-named directors and officers of the Registrant which have been filed with the Securities and Exchange Commission on behalf of such directors and officers.

By:	/s/ John R. Reynolds
John R. Reynolds
Attorney-in-Fact
November 5, 2021